                                                                     Exhibit 5.1



                              December 15, 1998


Regency Centers, L.P.
121 West Forsyth Street, Suite 200
Jacksonville, Florida  32202

     Re:  Registration Statement on Form S-4

Gentlemen:

     This opinion is being furnished in connection with the Registration Statement on Form S-4 of Regency Centers, L.P. (the "Issuer") and the guarantors named therein ("Guarantors"), under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of up to (a) $100,000,000 aggregate principal amount of 7-1/8% Notes Due July 15, 2005 of the Issuer (the "New Notes") and (b) the guarantee of the Guarantors with respect to the New Notes (the "New Guarantees"), to be issued in exchange for a like principal amount of outstanding 7-1/8% Notes Due July 15, 2005 of the Issuer (the "Old Notes") and the existing like guarantees thereof (the "Old Guarantees"), respectively, which have not been registered under the Securities Act. The Registration Statement filed concurrently herewith is referred to herein as the "Registration Statement."

     In connection with the issuance of such securities, we have examined and are familiar with: (a) the agreements of limited partnership of the Issuer and of each Guarantor which is a limited partnership, each as presently in effect,
(b) the articles of incorporation and bylaws of each Guarantor which is a corporation, each as presently in effect, (c) the proceedings of and actions taken by the Board of Directors of Regency Realty Corporation ("Regency"), as general partner of the Issuer, in connection with the issuance and sale of the New Notes, (d) the proceedings of and actions taken by the Board of Directors of each Guarantor in connection with the issuance of the New Guarantees and (e) such other records, certificates and documents as we have considered necessary or appropriate for purposes of this opinion.

     1. The New Notes have been duly authorized, and when duly executed, authenticated, issued and delivered in exchange for a like principal amount of Old Notes, will constitute valid and legally binding obligations of the Issuer enforceable in accordance with their terms, subject, as to enforcement, to bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     2. The New Guarantees have been duly authorized, and when duly executed, issued and delivered by the Guarantors in exchange for the Old Guarantees, and when the New Notes have been issued and authenticated, will constitute valid and legally binding obligations of the Guarantors enforceable in accordance with their terms, subject, as to enforcement, to

Regency Centers, L.P.
December 15, 1998

Page 2


bankruptcy, fraudulent transfer, equitable subordination, fair dealing, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general equity principles.

     We assume no obligation to supplement this opinion letter if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

     We hereby consent to the inclusion of this opinion as Exhibit 5.1 in said Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                          Sincerely,

                                          FOLEY & LARDNER



                                          By:/s/  Linda Y. Kelso
                                             ------------------------
                                             Linda Y. Kelso